Exhibit 99.1

Focus Financial Partners to be Acquired by Clayton, Dubilier & Rice

Stockholders to Receive $53 per Share in Cash

New York, NY – February 27, 2023 – Focus Financial Partners Inc. (NASDAQ: FOCS) (“Focus” or the “Company”), a leading partnership of independent, fiduciary wealth management firms,  Clayton, Dubilier & Rice, LLC (“CD&R”) and Stone Point Capital LLC (“Stone Point”) announced today that Focus and CD&R have entered into a definitive agreement for Focus to be acquired by affiliates of CD&R in an all-cash transaction valued at an enterprise value of over $7 billion.

The proposed transaction delivers substantial value to Focus’ stockholders, who will receive $53 in cash per share, representing an approximately 36% premium to Focus’ 60-day volume weighted average price as of the close on February 1, 2023 (the day prior to public announcement of the potential transaction), and an approximately 48% premium to the closing price of the Company’s Class A common stock on December 28, 2022 (the day the Special Committee of the Board of Directors of Focus (the “Special Committee”) authorized its financial advisors to contact other specified potential bidders regarding interest in a potential transaction).

Funds managed by Stone Point have agreed to retain a portion of their investment in Focus and provide new equity financing as part of the proposed transaction. The Special Committee of the Board of Directors has unanimously determined that this transaction is fair to and in the best interests of Focus and its unaffiliated stockholders.

CD&R and Stone Point are making these investments because of their conviction in Focus’ advantageous competitive positioning in a multi-trillion dollar, global industry. Focus’ business model is based on several differentiating features:

▪	Entrepreneurial culture: Despite its size, Focus has a highly entrepreneurial culture allowing it to remain nimble and responsive to the changing needs of its partnership.

▪	Partnership model: The nearly 90 firms in Focus’ partnership maintain their own identities and cultures while benefiting from the resources of the larger organization.

▪	Targeted acquisition strategy: Focus acquires high-performing independent wealth management firms that primarily serve high and ultra-high net worth clients.

▪	Global reach: Focus has a visible presence in the global high- and ultra-high net worth client segment through its international partner firms.

▪	Value-added services: Focus provides an array of resources to its partner firms, allowing them to deliver sophisticated and highly personalized services to their clients.

“This transaction represents an important evolution in the resources we will have to invest, enabling us to increase the value we deliver to our partners and their clients,” said Rudy Adolf, Founder, CEO, and Chairman of Focus. “Our diverse and growing partnership creates enduring advantages. We are uniquely positioned to capitalize on industry trends while offering the expertise and resources that help our partners provide differentiated service to their clients.”

“We are pleased to have reached an agreement with CD&R that delivers significant immediate cash value to Focus’ stockholders. This transaction results from a robust process conducted by a Special Committee of all the independent directors of Focus that included a pre-announcement market check and provides for a 40-day go-shop provision, to help ensure value maximization for public stockholders.” said George LeMieux, the Chairman of the Special Committee. He also added, “Partner firms and their clients rely on Focus to meet their core objectives and Focus will remain well positioned to serve these constituents. We are confident that this transaction presents the best path forward for Focus and all its stockholders.”

“We are enthusiastic about the opportunity to partner with Focus to help grow and develop its exceptional partner firm network,” said CD&R Partner Dan Glaser. CD&R Partner David Winokur added, “Focus represents an outstanding collection of leading RIAs and business managers, and our investment is predicated on having greater financial and operating flexibility as a private company in order to support and drive collaboration amongst these entrepreneurial partners.”

“We are excited to be continuing the journey with the Focus partnership,” said Fayez Muhtadie, Managing Director of Stone Point. “We firmly believe in the secular tailwinds supporting the wealth management industry and that Focus, as a private company, will be even better positioned to capitalize and continue its track record of growth.”

About the Proposed Transaction

The proposed transaction has been approved by the Special Committee, which was formed on November 1, 2022, to evaluate a non-binding offer received from CD&R and to explore alternative transactions. The Special Committee is composed entirely of independent and disinterested directors. The Board of Directors of Focus has approved the proposed transaction on the recommendation of the Special Committee. Closing of the proposed transaction is subject to stockholder approval, regulatory approvals and other customary conditions. The transaction is expected to close in the third quarter of 2023. Focus will cease to be a publicly traded company upon consummation of the proposed transaction. CD&R and Stone Point intend to finance the transaction with fully committed equity financing that is not subject to any financing condition.

The proposed transaction is subject to a non-waivable approval of holders of a majority in the voting power of the outstanding shares of common stock held by Focus’ disinterested stockholders and provides for a 40-day “go-shop” period expiring at 11:59 p.m. Eastern time on April 8, 2023, which allows the Special Committee and its advisors to actively initiate, solicit and consider alternative acquisition proposals from third parties, with a 10-day extension for parties that submit acquisition proposals during the initial 40-day period that are reasonably likely to lead to a superior proposal. The Company (if approved by the Special Committee) will have the right to terminate the merger agreement to enter into a superior proposal subject to the terms and conditions of the merger agreement. There can be no assurance that this “go-shop” will result in a superior proposal, and Focus does not intend to disclose developments with respect to the solicitation process unless and until it determines such disclosure is appropriate or otherwise required.

Advisors

Jefferies LLC and Goldman Sachs & Co. LLC are serving as financial advisors and Potter Anderson & Corroon LLP is serving as legal counsel to the Special Committee. Vinson & Elkins LLP is serving as legal counsel to Focus.

Moelis & Company LLC, RBC Capital Markets, Truist Securities, Inc., BofA Securities, BMO Capital Markets, Citizens Capital Markets, Inc., Fifth Third Securities, and MUFG are serving as financial advisors to CD&R and Stone Point. Kirkland & Ellis LLP and Debevoise & Plimpton LLP are serving as legal counsel to CD&R on the transaction. Simpson Thacher & Bartlett LLP is serving as legal counsel to Stone Point.

About Focus Financial Partners Inc.

Focus Financial Partners Inc. is a leading partnership of independent, fiduciary wealth management firms. Focus provides access to best practices, resources and continuity planning for its partner firms who serve individuals, families, employers and institutions with comprehensive wealth management services. Focus partner firms maintain their operational independence, while they benefit from the synergies, scale, economics and best practices offered by Focus to achieve their business objectives. For more information about Focus, please visit www.focusfinancialpartners.com.

About Clayton, Dubilier & Rice

Clayton, Dubilier & Rice is a private investment firm with a strategy predicated on building stronger, more profitable businesses across a broad range of industries, including Industrials, Healthcare, Consumer, Technology and Financial Services. Since its inception in 1978, CD&R has managed the investment of more than $40 billion in over 100 companies with an aggregate transaction value of more than $175 billion. For more information on CD&R, please visit www.cdr-inc.com.

About Stone Point

Stone Point is an investment firm based in Greenwich, CT, with over $45 billion of assets under management. Stone Point targets investments in companies in the global financial services industry and related sectors. The firm invests in a number of alternative asset classes, including private equity through its flagship Trident Funds. Stone Point also manages both liquid and private credit funds and managed accounts. In addition, Stone Point Capital Markets supports our firm, portfolio companies and other clients by providing dedicated financing solutions. For more information on Stone Point, please visit https://www.stonepoint.com.

Cautionary Note Concerning Forward-Looking Statements

This release contains certain forward-looking statements that reflect Focus' current views with respect to certain current and future events. Specific forward-looking statements include, among others, statements regarding the potential benefits of the proposed transaction, Focus’ plans, objectives and expectations and consummation of the proposed transaction. These forward-looking statements are and will be, subject to many risks, uncertainties and factors which may cause future events to be materially different from these forward-looking statements or anything implied therein. These risks and uncertainties include, but are not limited to: the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction; risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals or the necessary approvals of the Focus’ stockholders) in the anticipated timeframe or at all; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Focus’ common stock; disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and partner firm clients and others with whom Focus and its partner firms do business; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; risks related to disruption of management’s attention from Focus’ ongoing business operations due to the proposed transaction; significant transaction costs; the risk of litigation and/or regulatory actions related to the proposed transaction; global economic conditions; adverse industry and market conditions; the ability to retain management and other personnel; and other economic, business, or competitive factors. Any forward-looking statements in this release are based upon information available to Focus on the date of this release. Focus does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could affect Focus may be found in Focus' filings with the Securities and Exchange Commission (the “SEC”).

Important Information for Stockholders

The proposed transaction will be submitted to the stockholders of Focus for their consideration. In connection with the proposed transaction, Focus will file a proxy statement and other materials with the SEC, and the Company, affiliates of Stone Point and affiliates of CD&R will jointly file a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). In addition, Focus may also file other relevant documents with the SEC regarding the proposed transaction. After the proxy statement and the Schedule 13e-3 has been cleared by the SEC, a definitive proxy statement, Schedule 13e-3 and WHITE proxy card will be mailed to the stockholders of Focus.

INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, SCHEDULE 13E-3 (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and stockholders may obtain a free copy of the proxy statement(s) (when available) and other documents filed with the SEC by Focus, at Focus’ website, www.focusfinancialpartners.com, or at the SEC’s website, www.sec.gov. The proxy statement, Schedule 13e-3 and other relevant documents may also be obtained for free from Focus by writing to Focus Financial Partners Inc., 875 Third Avenue, 28th Floor, New York, NY 10022, Attention: Investor Relations.

Participants in the Solicitation

Focus and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Focus in connection with the proposed transaction. Information about the directors and executive officers of Focus is set forth in the Proxy Statement on Schedule 14A for the 2022 annual meeting of Focus’ stockholders, which was filed with the SEC on April 14, 2022 and in other documents filed by Focus with the SEC. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Investor and Media Contacts

Tina Madon
Senior Vice President
Head of Investor Relations & Corporate Communications
Focus Financial Partners
P: +1-646-813-2909
tmadon@focuspartners.com

Charlie Arestia

Vice President

Investor Relations & Corporate Communications

Focus Financial Partners

P: +1-646-560-3999

carestia@focuspartners.com